Exhibit 23.1

CONSENT OF MOORE STEPHENS, P.C.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the registration statement of Dialysis Corporation of America on Form S-4, pertaining to the merger of Medicore, Inc., the parent of Dialysis Corporation of America, into and with Dialysis Corporation of America, of our report dated February 18, 2005 (except for Note 16 as to which the date is March 15, 2005), relating to our audits of the consolidated financial statements and financial schedule of Dialysis Corporation of America.

We further consent to the inclusion in the registration statement of Dialysis Corporation of America on Form S-4, of our report dated February 18, 2005 (except for Note 19, for which the date is March 15, 2005) relating to our audits of the consolidated financial statements and financial statement schedule of Medicore, Inc.

We also consent to the reference to our firm under the heading “Experts” in such registration statement of Dialysis Corporation of America.

/s/ MOORE STEPHENS, P.C.
MOORE STEPHENS, P.C.

June 2, 2005
Cranford, New Jersey